UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 20, 2016

Rockwell Collins, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16445	52-2314475
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

400 Collins Rd NE		52498
Cedar Rapids, Iowa		(Zip Code)
(Address of principal executive officers)

Registrant's telephone number, including area code: (319) 295-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.
On April 25, 2016, the Company announced that Jeffrey A. Standerski, who previously served as the Company's Senior Vice President, Information Management Services, was appointed as the Company's Senior Vice President, People & Inclusion effective April 20, 2016. The Company also announced that David J. Nieuwsma had been promoted to Senior Vice President, Information Management Services effective April 20, 2016. The Company's press release announcing these changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

David J. Nieuwsma, 52, previously served as Vice President, Strategy and Business Development from December 2012 to April 2016, Vice President and General Manager of Airborne Solutions from October 2011 to December 2012; Vice President and General Manager Mobility and Rotary Wing Solutions from May 2010 to October 2011 and in other roles with increasing responsibility with the Company since 1991.

The Company employs David J. Nieuwsma's brother, Steven J. Nieuswma, as its Vice President, Corporate Strategy. He has been employed by the Company since February 1979. Steven J. Nieuwsma's 2016 fiscal year compensation consists of a salary of $289,637, an annual incentive bonus with a target equal to 35% of his salary and a grant of 4,220 stock options and 865 performances shares. He also participates in other employee benefit plans and arrangements which are generally made available to other employees at the same level (including health, welfare, vacation, perquisites and retirement plans). Steven J. Nieuwsma's compensation was established in accordance with the Company's employment and compensation practices applicable to employees with equivalent qualifications, experience, and responsibilities. The Company's Board of Directors has pre-approved the employment and compensation arrangements described above in accordance with its written policy and procedures relating to related person transactions.

There are no relationships or arrangements regarding David J. Nieuwsma that are disclosable pursuant to Items 401(b) and 401(d) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of the Company dated April 25, 2016

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROCKWELL COLLINS, INC. (Registrant)

Dated:	April 26, 2016

By:	/s/ Vaughn M. Klopfenstein
Vaughn M. Klopfenstein
Vice President,
Associate General Counsel and Assistant Secretary